UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 17, 2008

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

5000 Philadelphia Way, Lanham, Maryland	20706-4417
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (301) 731-4233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2008, Integral Systems, Inc. (the “Company”) made several changes to its senior management team. Stuart C. Daughtridge, who formerly was Executive Vice President of the Company’s Commercial Division, was appointed Executive Vice President and General Manager of the Company’s Space Communications Systems Group and acting President of RT Logic. In light of Mr. Daughtridge’s new appointment, James B. Kramer was appointed Senior Vice President and General Manager of the Commercial Group. Mr. Kramer previously served as the Company’s Vice President of Commercial Programs.

Also on October 17, 2008, Peter J. Gaffney announced his intention to resign from his position as the Company’s Executive Vice President of New Business and Technology Development effective upon execution of an agreement with the Company whereby Mr. Gaffney would become a contract employee. On October 21, 2008, Mr. Gaffney’s resignation became effective when the Company and Mr. Gaffney entered into a Contract Employee Services Agreement (the “Services Agreement”), which governs the terms of his new role as a contract employee and member of the Company’s Senior Executive Advisor Task Force. The Services Agreement replaces the Employment Agreement between the Company and Mr. Gaffney dated as of September 12, 2007 (the “Employment Agreement”).

As set forth in the Services Agreement, Mr. Gaffney will provide the following services to the Company:

•	support the technical and strategic aspects of acquisitions as directed;

•	support corporate business development involvement relating to SATCOM as directed;

•	serve as technical advisor to EPOCH IPS product group;

•	support technology and intellectual property inventory assessment and assist development of the Company’s intellectual property strategy as directed; and

•	other duties as directed by the Company’s Chief Executive Officer.

Mr. Gaffney will receive compensation at a bi-weekly rate of $11,212. Mr. Gaffney also will be eligible to earn additional compensation of up to 40% of his annual aggregate retainer for exceptional satisfaction of his performance of the services set forth in the Services Agreement (at the sole discretion of the Company). In addition, the Company will reimburse Mr. Gaffney for all ordinary, necessary and reasonable expenses incurred or paid by Mr. Gaffney during the term of the Services Agreement.

The term of the Services Agreement will end following the completion of the services set forth in the Services Agreement, but in no event later than October 21, 2010. Either party may terminate the Services Agreement at any time by giving 60 days written notice. If, before October 21, 2010, the Company terminates Mr. Gaffney’s employment without Cause (as defined in the Services Agreement) or due to death or disability, subject to Mr. Gaffney’s execution and non-revocation of the Company’s standard form of release of all known claims, the Company will continue to pay Mr. Gaffney for a one-year period his bi-weekly retainer.

If, however, during that one-year period, Mr. Gaffney receives any compensation from a third-party employer, the Company’s payments owed to Mr. Gaffney will be reduced by the amount of compensation he receives from such third-party employer during that one-year period.

The Services Agreement continues the non-competition and non-solicitation obligations under Mr. Gaffney’s Employment Agreement. He generally will be prohibited from competing with the Company for one year following his termination of employment for any reason, and he also will be prohibited from soliciting clients and employees of the Company for twenty-four months following his termination. Under the Services Agreement, Mr. Gaffney also will be subject to certain restrictive covenants relating to confidentiality.

The foregoing summary of the Services Agreement is not a complete description of all of the terms and conditions of the Services Agreement and is qualified in its entirety by reference to the complete Services Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Stuart C. Daughtridge

Mr. Daughtridge, age 44, joined the Company in January 1999 and was appointed as Executive Vice President of the Company’s Commercial Ground Systems Group in October 2004. In February 2000, he was appointed Vice President of the Commercial Division. From January 1999 to February 2000, he was a senior program manager for the Orion 1, 2 and 3 and New Skies Satellites programs. Prior to joining the Company, Mr. Daughtridge worked in several management positions in the spacecraft engineering and satellite operations division of Orion Satellite Corporation (which later became part of Loral Space & Communications). His last position at Orion was Director of Satellite Operations. From 1990 to 1992, Mr. Daughtridge worked at INTELSAT in spacecraft engineering and satellite operations for the INTELSAT-K spacecraft and the INTELSAT V, IV and VII series of satellites. From 1986 to 1990, he worked for Contel Corporation (which later became part of GTE Corporation) as a spacecraft engineer for NASA’s Tracking and Data Relay Satellite System. Mr. Daughtridge holds a Bachelor of Science degree in Electrical Engineering from Lafayette College.

There are no arrangements or understandings between Mr. Daughtridge and any other persons pursuant to which Mr. Daughtridge was selected as Executive Vice President and General Manager of the Company’s Space Communications Systems Group and acting President of RT Logic. Neither Mr. Daughtridge nor any member of his immediate family has been since October 1, 2007, or currently is, a party, directly or indirectly, to any transaction or currently proposed transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

James B. Kramer

Mr. Kramer, age 38, joined the Company in November 1999 and was appointed to Vice President of Commercial Programs in June 2008. In April 2007, he was appointed Director of Commercial Command and Control Systems. From May 2005 to April 2007, Mr. Kramer was a senior program manager for the Intelsat (formerly PanAmSat) programs. From November 1999 until May 2005, he was program manager for the New Skies Satellites programs. Prior to joining the Company, Mr. Kramer worked for Orbital Sciences Corporation as a mission operations lead on the RADARSAT-2 and OrbView-3 programs. From 1992 to 1998, he worked for Orion Satellite Corporation (which later became part of Loral Space & Communications), where he held several positions in the satellite engineering department, most recently as lead satellite bus subsystem engineer on the Orion-2 program. Mr. Kramer holds a Bachelor of Science degree in Aerospace Engineering from the University of Virginia.

There are no arrangements or understandings between Mr. Kramer and any other persons pursuant to which Mr. Kramer was selected as Senior Vice President and General Manager of the Commercial Ground Systems Group. Neither Mr. Kramer nor any member of his immediate family has been since October 1, 2007, or currently is, a party, directly or indirectly, to any transaction or currently proposed transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On October 20, 2008, the Company issued a press release announcing that it will release results for the Company’s fiscal year 2008 on Thursday, December 11, before the market opens.

A copy of the October 20, 2008, press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Contract Employee Services Agreement by and between Integral Systems, Inc. and Peter J. Gaffney

99.1	Press Release Dated October 20, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: October 22, 2008	By:	/s/ WILLIAM M. BAMBARGER, JR.
	Name:	William M. Bambarger, Jr.
	Title:	Chief Financial Officer and Treasurer